Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - March 2007

	Series Deal Size Expected Maturity	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
	Yield	17.65%	17.65%	17.66%
Less:	Coupon	5.62%	5.57%	5.56%
	Servicing Fee	1.50%	1.50%	1.50%
	Net Credit Losses	3.80%	3.80%	3.80%
	Excess Spread:
	March-07	6.73%	6.78%	6.80%
	February-07	5.54%	5.59%	5.60%
	January-07	5.12%	5.17%	5.19%
	Three Month Average Excess Spread	5.80%	5.85%	5.86%
	Delinquency:
	30 to 59 Days	0.88%	0.88%	0.88%
	60 to 89 Days	0.62%	0.62%	0.62%
	90+ Days	1.49%	1.49%	1.49%
	Total	2.99%	2.99%	2.99%
	Principal Payment Rate	20.02%	20.02%	20.02%